UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 18, 2015

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Madison Avenue, Suite 306, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Copy of correspondence to:

Marc J. Ross, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 18, 2015, Tonix Pharmaceuticals Holding Corp. (the “Company”) will present an overview of its development of TNX-102 SL for post-traumatic stress disorder with a poster entitled “The AtEase Study: An Evaluation of the Efficacy of a Low Dose, Bedtime, Sublingual Formulation of Cyclobenzaprine (TNX-102 SL tablet) for the Treatment of Military-Related PTSD” (the “Poster”), at the 2015 Military Health System Research Symposium in Fort Lauderdale, Florida.

The foregoing description of the Poster is qualified in its entirety by reference to the Poster, a copy of which is filed as Exhibit 99.01 to, and is incorporated by reference in, this report.

On August 18, 2015, the Company issued a press release announcing the presentation of the Poster, which also provided an update that the Company has achieved 50% of its target enrollment in the AtEase trial. A copy of the press release that discusses these matters is filed as Exhibit 99.02 to, and incorporated by reference in, this report.

The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.01	The AtEase Study: An Evaluation of the Efficacy of a Low Dose, Bedtime, Sublingual Formulation of Cyclobenzaprine (TNX-102 SL tablet) for the Treatment of Military-Related PTSD Poster
99.02	Press Release, dated August 18, 2015, issued by Tonix Pharmaceuticals Holding Corp.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: August 18, 2015	By:	/s/ LELAND GERSHELL
Leland Gershell
Chief Financial Officer

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